                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES


The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999, and have issued our report thereon dated February 14, 2000 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                           /s/ Ernst & Young LLP



Des Moines, Iowa
February 14, 2000

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 1999

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                                                   AMOUNT AT WHICH
                                                                COST                                SHOWN IN THE
               TYPE OF INVESTMENT                           (1)                  VALUE              BALANCE SHEET
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                         (DOLLARS IN THOUSANDS)
 Fixed maturity securities, held for investment-
    mortgage-backed securities.................     $     339,362         $      337,794          $     339,362
                                                                          -----------------
                                                                          -----------------

 Fixed maturity securities, available for sale:
  Bonds:
    United States Government and agencies........          71,490                 69,749                 69,749
    State, municipal and other governments.......          46,395                 44,035                 44,035
    Public utilities.............................         118,099                115,822                115,822
    Corporate securities.........................       1,009,067                963,069                963,069
    Mortgage and asset-backed securities.........         722,779                703,404                703,404
    Convertible bonds............................          51,576                 51,660                 51,660
  Redeemable preferred stock.....................          44,154                 40,486                 40,486
                                                    ----------------      -----------------       -------------------
       Total.....................................       2,063,560         $    1,988,225              1,988,225
                                                                          -----------------
                                                                          -----------------

 Equity securities, available-for-sale:
  Common stocks:
    Public utilities.............................           2,833                  1,950                  1,950
    Banks, trusts, and insurance companies.......           7,671                  7,683                  7,683
    Industrial, miscellaneous, and all other.....          19,953                 18,622                 18,622
  Nonredeemable preferred stocks.................           7,690                  7,090                  7,090
                                                    ----------------      -----------------       -------------------
       Total.....................................          38,147         $       35,345                 35,345
                                                                          -----------------
                                                                          -----------------

 Mortgage loans on real estate...................         315,329                                       314,523   (2)
 Investment real estate:
    Acquired for debt............................             783                                           783
    Investment...................................          19,336                                        19,336
 Policy loans....................................         123,717                                       123,717
 Other long-term investments.....................           9,953                                         4,822   (2)
 Short-term investments..........................          78,101                                        78,101
                                                    ----------------                              -------------------
                                                    $   2,988,288                                 $   2,904,214
                                                    ----------------                              -------------------
                                                    ----------------                              -------------------

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

              COLUMN A                  COLUMN B        COLUMN C         COLUMN D        COLUMN E         COLUMN F
              --------                --------------  --------------   --------------  --------------   --------------
                                                                                                          PERCENT OF
                                                         CEDED TO                                           AMOUNT
                                                           OTHER       ASSUMED FROM                       ASSUMED TO
                                       GROSS AMOUNT      COMPANIES     OTHER COMPANY     NET AMOUNT           NET
                                      --------------  --------------   --------------  --------------   --------------
Year ended December 31, 1999:
    Life insurance in force, at end
      of year......................... $ 21,024,991    $  1,826,299     $         56    $ 19,198,748             -
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     57,206    $      1,846     $          3    $    55,363              -
      Traditional life insurance and
        accident and health premiums..       99,420           3,490               -          95,930              -
                                       ------------    ------------     ------------    ------------    --------------
                                       $    156,626    $      5,336     $          3    $   151,293              -  %
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------

Year ended December 31, 1998:
    Life insurance in force, at end
      of year......................... $ 19,665,773    $  1,298,695     $         -     $ 18,367,078             -
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     53,976    $      1,820     $         1     $    52,157              -
      Traditional life insurance and
        accident and health premiums..       97,591           4,118               -          93,473              -
                                       ------------    ------------     ------------    ------------    --------------
                                       $    151,567    $      5,938     $         1     $   145,630              -  %
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------

Year ended December 31, 1997:
    Life insurance in force, at end
      of year......................... $ 18,380,799    $  1,248,564     $         -     $ 17,132,235             -
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     49,793    $      1,814     $         -     $    47,979              -
      Traditional life insurance and
        accident and health premiums..       96,708           4,180               -          92,528              -
                                       ------------    ------------     ------------    ------------    --------------
                                       $    146,501    $      5,994     $         -     $   140,507              -  %
                                       ------------    ------------     ------------    ------------    --------------
                                       ------------    ------------     ------------    ------------    --------------